UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2018

WRIT MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of	(Primary Standard	(I.R.S. Employer
Classification Code Number)	Industrial incorporation)	Identification No.)

8200 Wilshire Blvd. #200, Beverly Hills, California, 90211, 310-461-3739

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

New issue date for Series A Warrant Dividend

WRIT Media Group, Inc. (the “Company”) advised FINRA that it intended to Series A Warrant (the "Warrants") to Company shareholders of record as of date to be determined in April of 2018. The record date for this distribution which was approved by FINRA was designated as May 15, 2018 and the distribution date was designated as May 17, 2018. There is no private or public market for the Series A Warrants there is no par value.

Warrants

The Series A Warrants have a one-year term from the date of issuance, the exercise price per Warrant Security will be $0.25 per share and are exercisable immediately from the date of May 18, 2018, and include provisions governing the adjustments to the number of Warrant Shares exercisable thereunder upon stock dividends, stock splits and similar events, as well as “full ratchet” anti-dilution protection.

Series A Warrant (the "Warrants") to shareholders of record as of future date to be determined in April of 2018. When issued, the Warrants will have a strike price of $0.25 per share, be valid for one year from the date of issuance, and the Company has set aside 10,000,000 common shares for the exercise of the Warrants. The Company's transfer agent, Pacific Stock Transfer, will serve as the Warrant Transfer Agent for this transaction.

Before the exercise of their Warrants, except as provided for in the Warrant, holders of Warrants will not have any of the rights of stockholders, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the shares purchasable upon exercise.

A copy of a form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Warrants contain in this Report are qualified in their entirety by reference to Exhibit 4.1. The Company’s press release, dated April 10, 2018, announcing the Warrant is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to purchase Common Stock of the Company.

99.1	Press Release dated April 10, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIT MEDIA GROUP, INC.

Date: May 18, 2018	By:	/s/ Eric Mitchell
Eric Mitchell
President

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